Exhibit 99.1
ManTech Announces Financial Results for
Second Quarter of 2020

•	Revenue: $632 million, up 18% from the second quarter of 2019

•	EBITDA Margin: 8.9%

•	Diluted EPS: $0.74, up 23% from the second quarter of 2019

•	Adjusted Diluted EPS: $0.84, up 20% from the second quarter of 2019

•	Bookings of $663 million resulting in a book-to-bill ratio of 1.0

•	Cash Flow from Operations: $62 million

•	Raises and narrows the range of 2020 guidance on all measures

HERNDON, Va., July 29, 2020 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the second quarter of fiscal year 2020, which ended June 30, 2020.

"ManTech's agility and resilience continues to be evidenced by our financial performance. The company produced another quarter of exceptional organic growth, healthy profitability and robust cash flow. Our talented people's passion for delivering innovation and their steadfast commitment to customer missions underpin our continuing success," said ManTech President and Chief Executive Officer, Kevin M. Phillips.

Summary Operating Results

	Three months ended June 30,
(In Millions Except Per Share Amounts)	2020	2019
Revenue	$632.5	$537.0
Operating Income	$39.6	$33.3
Net Income	$29.9	$24.2
Diluted EPS	$0.74	$0.60

Non-GAAP Financial Measures*
EBITDA	$56.6	$46.3
EBITDA Margin	8.9%	8.6%
Adjusted Net Income	$33.9	$28.0
Adjusted Diluted EPS	$0.84	$0.70
*Information about ManTech's use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP, is provided under "Non-GAAP Financial Measures."

As a result of strong continued demand for our services and solutions, revenue was $632 million, up 18% from the second quarter of 2019. In the quarter, revenue growth was primarily organically driven as a result of recent contract awards.

Operating income was $39.6 million for the quarter, up 19% from the second quarter of 2019. Net income was $29.9 million and diluted earnings per share ("EPS") was $0.74, up 24% and 23% from the second quarter of 2019, respectively.

EBITDA was $56.6 million for the quarter, up 22% from the second quarter of 2019, representing an EBITDA margin of 8.9% for the quarter. Adjusted net income was $33.9 million and adjusted diluted EPS was $0.84, up 21% and 20% from the second quarter of 2019, respectively.

Cash Management and Capital Deployment

For the quarter, cash flow from operations totaled $62 million. Days sales outstanding (DSO) were 63 days, an improvement of 3 days compared to the second quarter of 2019.

During the quarter, the Company paid $12.9 million, or $0.32 per share, as part of its regular cash dividend program to its common stockholders of record as of June 5, 2020. As of June 30, 2020, the Company had $29.7 million in cash and cash equivalents and $20.0 million of outstanding borrowings on its $500 million revolving-credit facility, which provides the Company with ample financial capacity to fund operations, pursue acquisitions and issue dividends while maintaining a strong balance sheet.

The Board of Directors has declared a quarterly dividend of $0.32 to be paid September 25, 2020, to all common stockholders of record as of September 11, 2020, as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $663 million in the quarter, representing a book-to-bill ratio of 1.0. In the second quarter, approximately 20% of the awards were for new business. ManTech's notable single-award contracts in the quarter include:

•
Cyber and IT Modernization Services for the Navy. ManTech was awarded a new, 5-year contract totaling $87 million to provide cyber, enterprise IT and software engineering services in support of the Navy Maritime Maintenance Enterprise Solution for the Naval Sea Systems Command.

•
Advance Secure, Integrated Network Communications for the Navy. ManTech was awarded a 5-year contract totaling $66 million to continue providing research and development, engineering, test and evaluation, training and cyber services on communication and electronic systems for the Naval Air Warfare Center Aircraft Division.

The Company received a number of additional contract awards in the quarter including several extensions to existing contracts and new contracts from various customers, most of which are classified.

The Company’s backlog of business at quarter end was $9.2 billion including $1.4 billion of funded backlog.

Forward Guidance

The Company has raised and narrowed the range of its 2020 guidance for revenue, adjusted net income and adjusted diluted earnings per share as specified in the table below.

Measure	Fiscal 2020 Guidance
Revenue (million)	$2,450 - $2,500
Adjusted Net Income* (million)	$127.6 - $130.3
Adjusted Diluted EPS*	$3.14 - $3.21
*Information about ManTech's use of non-GAAP financial measures is provided under "Non-GAAP Financial Measures"

Adjusted net income and adjusted diluted EPS exclude amortization of acquired intangibles and the related tax impact. The Company does not provide a reconciliation of forward-looking adjusted net income and adjusted diluted EPS, due to inherent difficulty in forecasting and quantifying these non-GAAP exclusions that are necessary for such reconciliation without unreasonable efforts. Material changes to any one of these items could have significant effect on future GAAP results.

ManTech Chief Financial Officer Judith L. Bjornaas said, "We have outperformed against plan in the first half of 2020 and will look to maintaining that momentum for the balance of the year. Our backlog continues to afford us good visibility and a path to sustained growth."

Conference Call

ManTech executive management will hold a conference call on July 29, 2020, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 3476156. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; disruptions to our business resulting from the recent outbreak of the novel coronavirus disease 2019 (known as COVID-19) or other similar global health epidemics, pandemics and/or other disease outbreaks; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, economic and political policy changes or federal budget constraints generally; inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure compete effectively for awards procured through the competitive bidding process, and the adverse impact of delays resulting from our competitors' protest of new contracts that are awarded to us; disruptions of our business or damage to our reputation resulting from cyber attacks and other security threats; failure to obtain option awards, task orders or funding under contracts; the government renegotiating, modifying or terminating of our contracts; failure to comply with, or adverse change in, complex U.S. government laws and procurement; adverse results in U.S. government audits or other investigations of our government contracts; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to mitigate risk associated with conducting business internationally; and adverse change in business conditions that may cause our investments in recorded goodwill to become impaired. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 22, 2019, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$29,668	$8,854
Receivables—net	443,018	398,976
Prepaid expenses	38,172	20,030
Taxes receivable—current	6,586	21,996
Other current assets	6,089	4,878
Total Current Assets	523,533	454,734
Goodwill	1,191,270	1,191,259
Other intangible assets—net	188,651	196,778
Property and equipment—net	111,381	85,631
Operating lease right of use assets	102,187	117,728
Employee supplemental savings plan assets	32,740	36,777
Investments	11,549	11,550
Other assets	13,458	13,457
TOTAL ASSETS	$2,174,769	$2,107,914
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$146,936	$146,016
Accrued salaries and related expenses	114,911	97,298
Contract liabilities	47,766	27,620
Operating lease obligations—current	29,063	29,047
Total Current Liabilities	338,676	299,981
Deferred income taxes	134,352	131,782
Operating lease obligations—long term	89,149	103,148
Accrued retirement	31,525	35,552
Long term debt	20,000	36,500
Other long-term liabilities	27,978	10,309
TOTAL LIABILITIES	641,680	617,272
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 27,388,381 and 27,235,860 shares issued at June 30, 2020 and December 31, 2019; 27,144,268 and 26,991,747 shares outstanding at June 30, 2020 and December 31, 2019	274	272
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,187,195 and 13,187,195 shares issued and outstanding at June 30, 2020 and December 31, 2019	132	132
Additional paid-in capital	535,464	525,851
Treasury stock, 244,113 and 244,113 shares at cost at June 30, 2020 and December 31, 2019	(9,158)	(9,158)
Retained earnings	1,006,624	973,767
Accumulated other comprehensive loss	(247)	(222)
TOTAL STOCKHOLDERS' EQUITY	1,533,089	1,490,642
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,174,769	$2,107,914

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended June 30,		(unaudited) Six months ended June 30,
	2020	2019	2020	2019
REVENUE	$632,492	$537,037	$1,243,404	$1,038,967
Cost of services	539,473	459,266	1,059,764	890,349
General and administrative expenses	53,433	44,474	105,156	86,789
OPERATING INCOME	39,586	33,297	78,484	61,829
Interest expense	(632)	(945)	(1,287)	(1,429)
Interest income	137	121	187	311
Other income (expense), net	—	31	(22)	(11)
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	39,091	32,504	77,362	60,700
Provision for income taxes	(9,143)	(8,290)	(18,734)	(15,356)
Equity in (losses) of unconsolidated subsidiaries	—	—	(1)	(12)
NET INCOME	$29,948	$24,214	$58,627	$45,332
BASIC EARNINGS PER SHARE:
Class A common stock	$0.74	$0.61	$1.46	$1.14
Class B common stock	$0.74	$0.61	$1.46	$1.14
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.74	$0.60	$1.44	$1.13
Class B common stock	$0.74	$0.60	$1.44	$1.13

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Six months ended June 30,
	2020	2019
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$58,627	$45,332
Adjustments to reconcile net income to net cash flow from (used in) operating activities:
Depreciation and amortization	33,154	25,630
Noncash lease expense	13,357	13,503
Deferred income taxes	2,570	5,468
Stock-based compensation expense	5,510	3,250
Bad debt expense	2,156	—
Contract loss reserve	(372)	(505)
Equity in losses of unconsolidated subsidiaries	1	12
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	(46,198)	30,151
Prepaid expenses	(18,142)	(13,704)
Taxes receivable—current	15,410	(1,711)
Other current assets	1,026	2,896
Employee supplemental savings plan asset	(100)	(4,253)
Accounts payable and accrued expenses	2,196	11,522
Accrued salaries and related expenses	17,613	1,353
Operating lease obligations	(14,286)	(13,487)
Contract liabilities	20,146	15,317
Accrued retirement	(4,027)	1,977
Other long-term liabilities	17,687	280
Other	(1,651)	412
Net cash flow from operating activities	104,677	123,443
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(45,600)	(21,946)
Investment in capitalized software	(5,016)	(1,952)
Proceeds from corporate owned life insurance	4,137	—
Proceeds from sale of property and equipment	869	—
Acquisition of a business-net of cash acquired	—	(114,552)
Deferred contract costs	—	(2,658)
Proceeds from equity method investment	—	283
Net cash used in investing activities	(45,610)	(140,825)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowing under revolving credit facility	261,500	333,000
Repayments under revolving credit facility	(278,000)	(297,000)
Dividends paid	(25,782)	(21,548)
Proceeds from exercise of stock options	4,882	4,979
Payment consideration to tax authority on employees' behalf	(777)	(1,357)
Principal paid on financing leases	(76)	(62)
Net cash from (used in) financing activities	(38,253)	18,012
NET CHANGE IN CASH AND CASH EQUIVALENTS	20,814	630
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	8,854	5,294
CASH AND CASH EQUIVALENTS, END OF PERIOD	$29,668	$5,924

Non-GAAP Financial Measures (Unaudited)

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. ManTech uses and refers to EBITDA, EBITDA margin, adjusted net income and adjusted EPS, all of which are non-GAAP financial measures. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the comparable GAAP measures.

ManTech’s management believes that these non-GAAP financial measures provide additional useful information regarding the Company’s operational and financial results. These non-GAAP financial measures eliminate the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations as well as the effect of discrete tax items which we do not believe are indicative of our core operating performance. These non-GAAP financial measures are considered important and frequently utilized by investors and financial analysts covering ManTech’s industry. The Company’s computation of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

The following tables present selected financial data, including the reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

EBITDA is calculated by excluding depreciation and amortization expense, interest expense, interest income, other expense, income taxes and equity in losses of unconsolidated subsidiaries from net income.

EBITDA margin is calculated by dividing EBITDA by revenue.

	Three months ended June 30,
(In Thousands)	2020	2019
NET INCOME	$29,948	$24,214
Provision for income taxes	9,143	8,290
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$39,091	$32,504
Other expense (income), net	—	(31)
Interest income	(137)	(121)
Interest expense	632	945
Depreciation and amortization	17,016	12,986
EBITDA	$56,602	$46,283
EBITDA Margin	8.9%	8.6%

Adjusted net income is calculated by excluding the following items and the related tax impacts from net income: (i) amortization of acquired intangible assets and (ii) discrete tax items.

Adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average number of shares outstanding.

	Three months ended June 30,
(In Thousands Except Per Share Amounts)	2020	2019
NET INCOME	$29,948	$24,214
Amortization of acquired intangibles	5,176	5,053
Adjustments for tax effect	(1,211)	(1,289)
ADJUSTED NET INCOME	$33,913	$27,979

ADJUSTED DILUTED EPS
Class A common stock	$0.84	$0.70
Class B common stock	$0.84	$0.70
Note: Figures may not add due to rounding.

Investor Relations	Media
Stephen Vather	Sheila Blackwell
VP, M&A and Investor Relations	VP, Enterprise Marketing & Communications
(703) 218-6093	(301) 717-7345
Stephen.Vather@ManTech.com	Sheila.Blackwell@ManTech.com